Exhibit 99.1


HOW DO WE SEE 2002 PROGRESSING?

EBITDA FROM CONTINUING BUSINESSES

o    1Q '02 Target of $28-$30mm compared to 1Q '01 actual $48mm

     - 1Q '02 stronger than 1Q '01 on a cash basis (1Q '01 included approximately $19mm of non-cash AFE)

     -    CMMG cash EBITDA is 50% ahead of 1Q01 (excluding emap)

     -    EMAP in 1Q '02 will be more than offset by weakness in B2B

o Buildup as 2002 progresses - targeting 2Q-4Q '02 of $215-$230mm compared to 2Q-4Q '01 actual of $152mm

     -    Incremental EBITDA from emap approximately $40 million

     -    Incremental EBITDA from cost savings approximately $40 million

     - B2B builds through the year - trade shows heavily weighted to second half (very light bookings in 2001 due to aftermath of September 11 incidents)

     -    Internet contribution builds through year

o        Continuing strength in Consumer Guides and Enthusiast

     -    are above Plan in 1Q `02

     -    sgnificant contribution potential should trend continue through
          2002


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